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                                                                   Exhibit 99.2


         In order to induce your continuous service to News Communications, Inc. and until such time as James Finkelstein ceases to be employed by News Communications, Inc., each of the undersigned hereby irrevocably appoints James Finkelstein as proxy and attorney-in-fact to vote all of the shares of News Communication, Inc. owned by the undersigned.

Dated: June 26, 2002

                                   The Jerry Finkelstein Foundation, Inc.

                                   By: /s/ Jerry Finkelstein
                                      ----------------------------
                                   Name:   Jerry Finkelstein
                                   Title:  President


                                   /s/ Jerry Finkelstein
                                   -------------------------------
                                   Jerry Finkelstein


                                   /s/ Shirley Finkelstein
                                   -------------------------------
                                   Shirley Finkelstein